LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made as of September 6, 2018 by and among VPR Brands, L.P., a limited partnership duly organized and validly existing under the laws of Delaware (the “Borrower”), and Healthier Choices Management Corp., a corporation duly organized and validly existing under the laws of Delaware, formerly known as Vapor Corp. (“Lender”).

RECITALS:

WHEREAS, Lender has agreed to make a loan to Borrower in the aggregate principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00) (the “Loan”);

WHEREAS, to evidence the loan the Borrower will execute and deliver to the Lender that certain Secured Promissory Note in favor of the Lender in the amount of the Loan, dated on or about the date hereof (the “Note”);

WHEREAS, as further security for the repayment of the Note, the Lender requires that the Borrower to execute and deliver that certain First Amendment to Security Agreement, dated on or about the date hereof (as may be amended or supplemented from time to time, the “Amendment”), under which the Borrower pledges to the Lender, and grant the Lender a first lien and security interest in certain assets of the Borrower; and

NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

Article 1
DEFINITIONS

1.1       Definitions. For the purposes of this Agreement and any amendments or supplements, the following terms shall have the following meanings:

(a)       “Agreement” shall have the meaning set forth in the preamble and shall include any amendments or supplements.

(b)       “Borrower” shall have the meaning set forth in the preamble.

(c)       “Collateral” shall have the meaning set forth in the Security Agreement.

(d)       “Indebtedness” shall mean all loans, including this Loan, together with all other obligations, debts and liabilities of Borrower to Lender, as well as all claims by Lender against Borrower, whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may obligated as guarantor, surety or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations and whether such indebtedness may be or hereafter may become unenforceable.

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(e)       “Lender” shall have the meaning set forth in the preamble, and shall include Lender’s successors and assigns.

(f)       “Loan” shall have the meaning set forth in the recitals.

(g)       “Loan Documents” shall mean this Agreement, the Security Agreement, the Note and such other documents as Lender may require to evidence and secure the Loan, as each may from time to time may be amended or supplemented, and each of which shall be satisfactory to Lender in form and substance:

(h)       “Maturity Date” shall mean August ____, 2021.

(i)       “Note” shall have the meaning given in the recitals, which Note evidences Borrower’s obligation to repay the Loan with interest, and each amendment, modification, extension or renewal thereof.

(j)       “Original Issue Date” shall mean the date of the first issuance of the Note regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note.

(k)       “Security Agreement” shall mean that certain Security Agreement, dated as of July 29, 2016, between the Borrower and the Lender, as amended by the Amendment.

Article 2
THE LOAN AND COLLATERAL

2.1       Loan. Subject to the conditions and terms of this Agreement, Lender agrees to make the Loan to the Borrower in the principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00). Borrower agrees to borrow the amount of the Loan from Lender in accordance with this Agreement. The Loan shall be evidenced by the Note and payment will be secured by the Security Agreement. The Loan shall be made in a single advance upon the closing of the Loan, subject to satisfaction of the conditions precedent set forth herein.

(a)       Maturity. The outstanding balance of the Loan, plus accrued and unpaid interest shall be due and payable on the Maturity Date.

(b)       Interest Rate and Calculation. The principal balance of the Loan shall be amortized over a period of three (3) years. Interest shall accrue and be payable on the outstanding principal balance at an annual rate of seven percent (7%) (the “Interest Rate”). Interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, and compound monthly on the last day of each month beginning on the last day of the first full month after the Original Issue Date .

(c)       Time and Amount of Payments. Borrower shall pay monthly payments of principal and interest on the Loan in the following manner.

1)       Beginning on September ____, 2018, and on the Monday of each week for the following one hundred fifty-five (155) weeks ending on August ____, 2021; and

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2)       On or before the Maturity Date, Borrower shall pay one (1) final payment consisting of the balance of unpaid principal and interest remaining, and such fees as may be owed to Lender.

(d)       Prepayment. Borrower may at any time, pre-pay the principal of the Loan, in whole or in part, with such pre-payment to be credited first to any outstanding accrued interest or fees owed to Lender, and second to a reduction in the principal of the Loan.

2.2       Collateral. As security for the repayment of the Indebtedness, agrees to execute the Amendment.

2.3       Use of Funds. The funds advanced under this Agreement may be used only for [___________________________________] .

Article 3
REPRESENTATIONS AND WARRANTIES

3.1       Other Obligations. Borrower represents and warrants to Lender, as of the date hereof, that Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

3.2       Representations and Warranties under the Security Agreement. All representations and warranties under the Security Agreement are hereby incorporated by reference. Borrower hereby represents and warrants that all each and every representation and warranty given under the Security Agreement is true and accurate as of the date hereof, and will continue to be true and accurate as long as any Indebtedness is owed to the Lender under any Loan Document.

Article 4
COVENANTS OF BORROWER

4.1       Covenants under the Security Agreement. All covenants, whether affirmative or negative, under the Security Agreement are hereby incorporated by reference. Borrower covenants, that so long as Lender remains committed to extend credit to Borrower pursuant to this Agreement, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all Indebtedness of Borrower in connection with the Loan, or unless Lender otherwise consents in writing, Borrower comply with each and every covenant given under the Security Agreement.

4.2       Release. In partial consideration for the Lender agreeing to make the Loan, each of Borrower, Frija and their respective affiliates specifically releases, waives, and forever discharges the Lender, its successors in interest, its past, present and future assigns, officers, directors, subsidiaries, affiliates and insurers, from any and all past claims, demands, actions, liabilities and causes of actions, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of the claims related to a breach by the Lender of Section 10(H) of that certain Asset Purchase Agreement (the “APA”) dated as of July 29, 2016 by and among the Borrower, Kevin Frija and the Lender, including any claims related to the Lender’s Exclusive Distribution Agreement, dated August 13, 2018, with MJ Holdings Inc . In addition, the parties acknowledge and agree that the Section 10(H) of the APA shall be terminated and shall be of no further effect.

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Article 5
EVENTS OF DEFAULT

5.1       Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:

(a)       If Borrower shall be in default in making payments of principal, interest or other amounts due under this Agreement or under the Note.

(b)       A default in the payment or performance of any of the Security Agreement.

(c)       If at any time any representation or warranty made by Borrower in any Loan Document, or any other document provided by Borrower to Lender shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(d)       If Borrower shall fail to duly perform or observe any of the covenants, conditions or terms contained in any Loan Document.

(e)       The Borrower fails to pay when due any of its indebtedness, or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

(f)       Any action is filed that results, or may ultimately result, in the bankruptcy, insolvency or reorganization of the Borrower, or the Borrower’s dissolution, liquidation or ceasing to exist.

5.2       Remedies. If any Event of Default shall occur, except where otherwise provided in the Loan Documents, all commitments and obligations of Lender under this Agreement or the Loan Documents or any other agreement shall immediately be suspended or terminated (including any obligation to make advances for which Lender shall not be obligated to make upon the happening of any Event of Default regardless of whether or not any required notice was given) at Lender’s option, and Lender may, at its option, declare the entire Indebtedness owed to Lender immediately due and payable and may institute foreclosure proceedings against any Collateral given as security for the Loan, all without notice of any kind to Borrower. However, except that in the case of an Event of Default relating to or resulting in (i) bankruptcy, insolvency or reorganization of the Borrower, and/or (ii) the Borrower’s dissolution, liquidation or ceasing to exist, such acceleration shall be automatic and not optional. Following an Event of Default, Lender shall have all remedies available under any Loan Document and at law or in equity, and all such remedies shall be cumulative and not exclusive.

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Article 6
MISCELLANEOUS

6.1       No Waiver. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents will affect or operate as a waiver of such right, power or remedy; nor will any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise of those rights, powers or remedies or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and is effective only to the extent set forth in the writing.

6.2       Notices. Any notices and other communications permitted or required by the provisions of this Agreement (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with a reputable overnight delivery service capable of expedient and reliable international delivery, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited or delivered as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. Each party shall give to the other party hereto at least ten (10) day notice of such address change.

Each notice to Lender shall be addressed as follows:

Healthier Choices Management Corp.

3800 North 28th Way

Hollywood, FL 33020

Attn: Jeffrey Holman, CEO

Telephone: (888) 482-7671

Facsimile: (888) 882-7095

Email: jholman@vpco.com

With a copy to:

Cozen O’Connor

Attn: Martin T. Schrier

Southeast Financial Center

200 South Biscayne Blvd.

Suite 3000

Miami, FL 33131

Each notice to Borrower shall be addressed as follows:

VPR Brands, LP

3001 Griffin Road

Fort Lauderdale, FL 33312

Attn: Kevin Frija, CEO

Telephone: (954) 715-7001

Facsimile:

Email: kevin.frija@vprbrands.com

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With a copy to:

Legal & Compliance LLC

Attn: Laura Anthony, Esq.

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Email: LAnthonv@LegalAndCompliance.com

Legal & Compliance LLC

6.3       Costs, Expenses and Attorneys’ Fees. Each agrees to pay its own costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees) expended or incurred by Lender in connection with: (a) the negotiation, preparation, continued administration or enforcement of this Agreement and the other Loan Documents, and (b) the prosecution or defense of any action in any way related to any of the Loan Documents.

6.4       Successors; Assignment. This Agreement is binding upon and inures to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; except that Borrower may not assign or transfer its interest under this Agreement without Lender’s prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information that Lender now has or may later acquire relating to any credit subject to the Loan Documents, Borrower or its business, or any collateral required under the Loan Documents.

6.5       Entire Agreement; Amendment. The Loan Documents constitute the entire agreement between Borrower and Lender, and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter contained in the Loan Documents. This Agreement may be amended or modified only in a writing signed by each party.

6.6       No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity may be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with any of the Loan Documents to which it is not a party.

6.7       Time. Time is of the essence for each and every provision of this Agreement and each of the other Loan Documents.

6.8       Severability. If any provision of this Agreement is prohibited by or invalid under applicable law, the provision will be ineffective only to the extent of the prohibition or invalidity without invalidating the remainder of the provision or any remaining provisions of this Agreement.

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6.9       Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered is deemed to be an original, and all of which when taken together constitute one and the same Agreement.

6.10       Consent to Jurisdiction. The Borrower submits and consents to personal jurisdiction of the Courts of the State of Florida and Courts of the United States of America sitting in such State for the enforcement of this instrument and waives any and all personal rights under the laws of any other jurisdiction to object to jurisdiction in the State of Florida. Nothing contained herein shall prevent Lender from bringing any action or exercising any rights against any security given to Lender, or against the Borrower personally, or against any property of the Borrower, within any other state or country. Commencement of any such action or proceeding in any other state or country shall not constitute a waiver of consent to jurisdiction or of the submission made by the Borrower to personal jurisdiction within the State of Florida. Notwithstanding the place of execution of this Agreement, the parties to this Agreement have contracted for Florida law to govern this Agreement and it is agreed that this Agreement is made pursuant to and shall be construed and governed by the laws of the State of Florida without regard to principles of conflicts of laws .

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IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

BORROWER:

VPR Brands, L.P.

By:	/s/ Kevin Frija
Name:	Kevin Frija
Title:	Chief Executive Officer

LENDER:

HEALTHIER CHOICES MANAGEMENT CORP.

By:	/s/ Jeffrey Holman
Name:	Jeffrey Holman
Title:	Chief Executive Officer

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